Exhibit 21

LIST OF SUBSIDIARIES

Name of Company	Year of Incorporation, Amalgamation or Acquisition	Jurisdiction of Incorporation	Ownership
SunOpta Companies Inc.	2013	Minnesota	100%
Tradin Organics USA LLC (conversion of Tradin Organics USA, Inc.)	2013	Delaware	100%
OPM 02-2013, LLC	2013	Delaware	66.0%
MTI 02-2013, LLC	2013	Delaware	66.0%
Organic Land Corporation OOD	2012	Bulgaria	100%
SunOpta Foods Bulgaria EOOD	2012	Bulgaria	100%
0966201 B.C. Unlimited Liability Company (conversion of WGI Heavy Metals, Incorporated)	2012	British Columbia	66.0%
Transworld Garnet Company Ltd.	2012	British Columbia	66.0%
WGI Heavy Minerals, LLC	2012	Idaho	66.0%
Emerald Creek Garnet Ltd.	2012	Idaho	66.0%
International Waterjet Parts, Inc.	2012	Idaho	66.0%
Kominex Mineralmahlwerk GmbH	2012	Germany	66.0%
Crown of Holland B.V.	2012	The Netherlands	100%
Babco Industrial Corp.	2012	Saskatchewan	66.0%
Inland RC, LLC	2011	Ohio	66.0%
SunOpta Foods Inc.	2010	Delaware	100%
SunOpta Grains and Foods Inc.	2010	Minnesota	100%
Mascoma Corporation	2010	Delaware	18.7%
SunOpta Africa (Proprietary) Limited	2009	South Africa	100%
Opta Minerals (Europe) SAS	2009	France	66.0%
Cooperatie SunOpta U.A.	2008	The Netherlands	100%
The Organic Corporation B.V.	2008	The Netherlands	100%
SunOpta Food (Dalian) Co., Ltd.	2008	China	100%
Trabocca B.V.	2008	The Netherlands	65%
Supreme Small Holders Coffee PLC	2008	Ethiopia	52%
SunOpta Foods Europe B.V. (formerly Internamtrade B.V.)	2008	The Netherlands	100%
Tradin Organic Agriculture B.V.	2008	The Netherlands	100%

Name of Company	Year of Incorporation, Amalgamation or Acquisition	Jurisdiction of Incorporation	Ownership
Opta Minerals A.B.	2008	Sweden	66.0%
Opta Minerals a.s.	2008	Slovakia	66.0%
Servicios SunOpta, S. De R. L.De C.V.	2007	Mexico	100%
SunOpta de Mexico, S. De R. L.De C.V.	2007	Mexico	100%
SunOpta Global Organic Ingredients, Inc.	2007	California	100%
Opta Minerals (Kosice) a.s. (formerly Newco a.s.)	2007	Slovakia	66.0%
Sellet Hulling Corporation PLC	2007	Ethiopia	35%
MTI 01 – 2006 Inc.	2006	Delaware	66.0%
Magnesium Technologies Corporation	2006	Michigan	66.0%
OPM 01 – 2006 Inc.	2006	Delaware	66.0%
Bimac Inc.	2006	Michigan	66.0%
Opta Minerals Inc.	2004	Federal Canada	66.0%
Opta Minerals (USA) Inc.	2004	Delaware	66.0%
SunOpta Investments Ltd.	2002	Canada	100%
International Materials & Supplies, Inc.	2002	Virginia	66.0%
Virginia Materials Inc.	2001	Delaware	66.0%
Temisca Inc.	2000	Quebec	66.0%